EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patterson Dental Company Stock Option Plan for Canadian Employees of our report dated May 22, 2003, with respect to the consolidated financial statements and schedule of Patterson Dental Company included in its Annual Report (Form 10-K) for the fiscal year ended April 26, 2003, filed with the Securities and Exchange Commission.

/s/    Ernst & Young LLP

Minneapolis, Minnesota

April 15, 2004